Exhibit 10.2

SECOND AMENDMENT TO BUSINESS PARK LEASE

THIS SECOND AMENDMENT TO BUSINESS PARK LEASE (“Second Amendment”) is entered into as of September , 2020, by and between FACEBOOK, INC., a Delaware corporation (as successor-in-interest to David D. Bohannon Organization, a California corporation), herein called “Landlord”, and ADICET BIO, INC., a Delaware corporation, herein called “Tenant”.

RECITALS

A.   Landlord’s predecessor-in-interest and Tenant entered into a written Lease, dated September 30, 2015, hereinafter referred to as the “Original Lease”, as amended by that certain First Amendment to Business Park Lease dated September 12, 2019 (the “First Amendment”, the Original Lease and the First Amendment referred to herein as the “Lease”), for the lease of certain premises currently identified as 200 Constitution Drive (sometimes referred to herein as the “Original Premises”) and 175-177 Jefferson Drive, sometimes herein referred to as the “Expansion Premises”, located in the City of Menlo Park, State of California.

B.    Tenant has exercised its option to extend the Expansion Premises Term, such that the initial term for the Original Premises and the Expansion Premises Term for Expansion Premises both currently expire on March 31, 2022.

C.    Tenant wishes to further expand the Premises to include the premises known as 173 Jefferson Drive (the “Second Expansion Premises”) in Menlo Park, California, consisting of approximately 4,862 rentable square feet and make certain other amendments to the Lease.

D.    By this Second Amendment, Landlord and Tenant desire to amend the Lease in those particulars as hereinafter set forth.

AGREEMENT:

NOW, THEREFORE, for and in consideration of the Premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

1.     Definitions. Unless otherwise defined in this Second Amendment, all initially-capitalized terms used herein shall have the meanings described in the Lease.

2.     Second Expansion Premises. Effective upon the Second Expansion Premises Commencement Date (as defined below), the “Premises” (as that term is used in the Lease) shall be amended to include the Second Expansion Premises. The Second Expansion Premises is more fully depicted on Exhibit A. Effective upon the Second Expansion Premises Commencement Date, the Original Premises, the Expansion Premises and the Second Expansion Premises shall be referred to collectively as the “Premises”. Tenant hereby accepts the Second Expansion Premises in its “as is” condition with all faults, and with no representations or warranties by Landlord nor any employee or agent of Landlord with respect to any portion of the Second Expansion Premises (including the exterior areas of the Building) including, without limitation, any representation or warranty with respect to the suitability or fitness of the Second Expansion Premises for the conduct of Tenant’s business. Without limiting the foregoing, Landlord is not required to perform or pay for any improvements in the Second Expansion Premises or otherwise, and is not offering any form of tenant improvement allowance, free rent, or similar concession.

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Tenant expressly acknowledges that the Second Expansion Premises does not include any parking or exterior signage rights.

3.     Second Expansion Premises Term. The term of the Second Expansion Premises shall commence on mutual execution of this Second Amendment (the “Second Expansion Premises Commencement Date”), and shall expire on March 31, 2022 (the “Second Expansion Premises Term”). Notwithstanding the foregoing, with respect to the Second Expansion Premises, Landlord shall have the right to terminate the Lease at any time during the Second Expansion Premises Term, effective on the date specified in Landlord’s written notice to Tenant, which date shall not be earlier than October 1, 2021. In the event of such termination, the parties shall have no further obligations to each other, except for those which expressly survive termination. For clarification purposes, in no event shall Tenant have the option to extend the term for the Second Expansion Premises or the Expansion Premises beyond March 31, 2022 (or such earlier date as the Lease may terminate vis-à-vis the Second Expansion Premises or the Expansion Premises).

4.     Tenant shall use the premises solely for general office and research and development laboratory, and for no other purposes without Landlord’s written consent.

5.     Tenant covenants and agrees that it will not knowingly use or permit to be used the premises or any part thereof for any unlawful purpose whatsoever. Tenant shall obtain and maintain all governmental licenses and permits required for the lawful and proper conducting of Tenant’s business in the premises.

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6.     Base Rent. Commencing on the Second Expansion Premises Commencement Date, the Base Rent payable under the Lease shall be as follows:

Total Base Rent Due
Month	Existing Premises	Expansion Premises	Second Expansion Premises	Total
Second Expansion Premises Commencement Date*	$48,824.57	$22,324.40	$13,594.72	$84,743.69
10/1/2020	$48,824.57	$22,994.13	$14,002.56	$85,821.26
11/1/2020	$48,824.57	$22,994.13	$14,002.56	$85,821.26
12/1/2020	$48,824.57	$22,994.13	$14,002.56	$85,821.26
1/1/2021	$48,824.57	$22,994.13	$14,002.56	$85,821.26
2/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
3/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
4/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
5/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
6/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
7/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
8/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
9/1/2021	$50,289.31	$22,994.13	$14,002.56	$85,821.26
10/1/2021	$50,289.31	$23,683.96	$14,422.66	$88,395.91
11/1/2021	$50,289.31	$23,683.96	$14,422.66	$88,395.91
12/1/2021	$50,289.31	$23,683.96	$14,422.66	$88,395.91
1/1/2022	$50,289.31	$23,683.96	$14,422.66	$88,395.91
2/1/2022	$51,797.99	$23,683.96	$14,422.66	$88,395.91
3/1/2022	$51,797.99	$23,683.96	$14,422.66	$88,395.91

* prorated on a 30 day basis.

Tenant shall pay the base rent, as set forth above, in accordance with the terms and conditions of the Lease (as amended hereby).

Monetary payments (including base rent) shall be payable by wire transfer to Landlord at the following account:

Account Name: Facebook, Inc., Cushman & Wakefield U.S., Inc. AAF

Account #: 506367363

For Wire Transfers:

Bank Routing and Transit Number: 021000021

SWIFT Code: CHASUS33

City and State: New York, New York

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7.     Security Deposit. The parties acknowledge that Tenant has previously delivered to Landlord a security deposit in the amount of Two Hundred Fifty Thousand Dollars ($250,000.00) (the “Original Security Deposit”) and that in connection with the First Amendment, Tenant delivered to Landlord the additional sum of One Hundred Eleven Thousand Six Hundred Twenty Dollars ($111,620.00) (the “Additional Security Deposit”). Concurrently herewith, in consideration for the further expansion of the Premises, Tenant shall deliver to Landlord the additional sum of Sixty-Eight Thousand Sixty-Eight Dollars ($68,068.00) (the “Third Security Deposit”). From and after the date that the Third Security Deposit is paid, the Original Security Deposit, the Additional Security Deposit and the Third Security Deposit shall collectively be referred to in the Lease as amended hereby as the “Security Deposit”. The Third Security Deposit shall be paid in cash, wire transfer or other “same day” funds upon mutual execution hereof. Tenant’s failure to deliver the Third Security Deposit shall constitute a default under the Lease. The Security Deposit shall be held by Landlord pursuant to the terms and conditions of Section 19.9 of the Lease.

8.     Notice Address. The addresses for notices to Landlord set forth in the Lease are hereby deleted and the following are hereby added in lieu thereof:

Address for notices to Landlord:	Facebook 1 Hacker Way Menlo Park, CA 94025 Attention: Facilities With a copy to: Facebook 1 Hacker Way Menlo Park, CA 94025 Attention: Real Estate Counsel

9.     California Civil Code Section 1938. Tenant hereby acknowledges and agrees that, prior to the mutual execution and delivery of this Second Amendment, Landlord has disclosed to Tenant the following disclosures required by Section 1938 of the California Civil Code: (i) as of the Expansion Premises Commencement Date, Landlord has not had the property being leased hereunder inspected by a Certified Access Specialist (“CASp”) (as that term is defined in California Civil Code Section 55.52); and (ii) “a CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases all rights and claims it may have under or in connection with Section 1938 of the California Civil Code, as such code section may be amended from time to time, and any successor statutes and similar applicable laws, now or hereafter in effect.

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10.    Tenant Certifications. Tenant represents and warrants to Landlord that (a) the Lease is in full force and effect; (b) there exists no breach or default under the Lease on the part of Landlord, nor any state of facts which, with notice, the passage of time, or both, would constitute a breach or default under the Lease on the part of Landlord; (c) Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part); (d) Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the property of which the Premises are a part; (e) there has not been filed by Tenant or against Tenant, a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant; (f) all insurance as may be required under the terms of the Lease to be maintained by Tenant is being maintained by Tenant; and (g) there is no defense, offset, claim or counterclaim by or in favor of Tenant against Landlord under the Lease or against the obligations of the undersigned under the Lease.

11.    Effect of Second Amendment; Conflicts. Except as expressly provided herein, the Lease shall continue unmodified and in full force and effect and is hereby ratified and reaffirmed by the parties hereto. Tenant represents and warrants that Landlord is not in default in any respect in the performance of the terms and provisions of the Lease nor is there now any fact or condition which, with notice or lapse of time or both, would constitute such a default. Should any provision of this Second Amendment conflict with any provisions of the Lease, the provisions containing such inconsistencies shall first be reconciled with one another to the maximum extent possible, and then to the extent of any remaining inconsistency, the provisions of this Second Amendment shall control.

12.    Successors and Assigns. The provisions of this Second Amendment shall bind and inure to the benefit of the heirs, representatives, successors and assigns of the parties, subject to the applicable provisions of the Lease.

13.    No Broker. Each party represents and warrants to the other that no broker or finder has been involved in this transaction, and that there are no claims for brokerage commissions or finders fees in connection with this transaction. If any claims for brokerage commissions or fees are ever made in connection with this transaction, the party whose representation and warrant was inaccurate shall indemnify, defend and hold harmless the other from all claims, suits, judgments, damages, liabilities and expenses arising from any such claim by any broker or finder including, without limitation, the cost of counsel fees.

14.    Entire Agreement. This Second Amendment sets forth the entire understanding of the parties in connection with the subject matter of this Second Amendment. There are no agreements between Landlord and Tenant relating to the Lease or the Premises other than the Lease and this Second Amendment. Neither party has relied upon any understanding, representation or warranty not set forth in this Second Amendment, either oral or written, as an inducement to enter into this Second Amendment. All Exhibits attached to this Second Amendment are incorporated herein by this reference as though set forth in full.

15.    Counterparts. This Second Amendment may be executed in two or more faxed or .pdf counterparts, each of which shall be an original, but all of which shall constitute one and the same agreement.

16.    Joint and Several Liability. Each of the persons signing this Second Amendment as Tenant shall be jointly and severally liable for the performance of Tenant’s obligations under the Lease (as amended hereby).

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Signature page to follow.]

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SIGNATURE PAGE TO

SECOND AMENDMENT TO

BUSINESS PARK LEASE

BY AND BETWEEN

FACEBOOK, INC.

&

ADICET BIO, INC.

IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment as of the day and year first above written.

LANDLORD: FACEBOOK, INC., a Delaware corporation

TENANT: ADICET BIO, INC., a Delaware corporation

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EXHIBIT A

SITE PLAN SHOWING SECOND EXPANSION PREMISES

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